UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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USG CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 13, 2018, Jennifer Scanlon, President and Chief Executive Officer of USG Corporation (the “Company”), sent the following letter to the Company’s employees, distributing a letter from Gebr. Knauf KG to the Company’s employees.

* * * * *

Dear Colleagues:

As I mentioned at this morning’s Management Update Briefing, Alexander Knauf asked that we share the attached letter with our employees.

Regards,

Jenny

Additional Information and Where to Find It

This communication relates to the proposed transaction involving USG Corporation (the “Company”) and Knauf. In connection with the proposed transaction, the Company intends to file with the SEC and mail or otherwise provide to its stockholders a proxy statement on Schedule 14A (the “Proxy Statement”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, and is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed transaction. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov, and the Company’s website, www.usg.com, and Company stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from the Company. In addition, the documents (when available) may be obtained free of charge by a request in writing to the Company at 550 West Adams Street, Chicago, Illinois 60661-3676, attention: Corporate Secretary.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Company common stock in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2018 annual meeting of stockholders, which was filed with the SEC on March 29, 2018, the Company’s proxy supplement, which was filed with the SEC on April 20, 2018, and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on February 14, 2018. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

June 13, 2018

Dear USG Employees,

On behalf of Knauf, we wanted to take this opportunity to share with you the enthusiasm we have for USG, its talented employees and what we will be able to accomplish together.

For those of you who don’t know Knauf, we are an international family-owned business, headquartered in Iphofen, Germany, with a global footprint in more than 70 countries and approximately 27,000 employees. Knauf has a long-term focused business outlook and we intend to make significant investments in USG that we expect will benefit all of USG’s stakeholders, especially you.

Knauf has been a supportive investor in USG for almost 20 years. We have long admired USG and its strong brand and leading market positions in North American wallboard and ceilings, and we have always been convinced of the compelling strategic merits of combining our two companies.

Together with you, we share a clear objective: USG’s long-term success. Knauf is committed to USG continuing to grow the strength of its brands and its presence in North America. Our highly complementary businesses, products, and global footprint will ensure the combined company is better positioned to meet the needs of both companies’ end-market customers.

Bringing USG and Knauf together offers a compelling value proposition for both companies’ customers, but most importantly it will lead to new opportunities for career growth and professional development for USG employees. Following the close of the transaction, Knauf intends to maintain USG’s existing corporate headquarters in Chicago and its facilities in North America. Those facilities will be managed locally.

In the days ahead, members of senior management from Knauf will be visiting USG’s headquarters in Chicago. We look forward to speaking with and getting to know many of you. We are excited to be part of your success going forward and accomplishing great things together.

Sincerely,

Alexander Knauf	Manfred Grundke
General Partner	General Partner

Gebr. Knauf KG, Am Bahnhof 7, 97346 Iphofen, Sitz: Iphofen, Registergericht: Würzburg: HRA 2771

Additional Information and Where to Find It

This communication relates to the proposed transaction involving USG Corporation (“USG”) and Knauf. In connection with the proposed transaction, USG intends to file with the U.S. Securities and Exchange Commission (the “SEC”) and mail or otherwise provide to its stockholders a proxy statement on Schedule 14A (the “Proxy Statement”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, and is not a substitute for the Proxy Statement or any other document that USG may file with the SEC or send to its stockholders in connection with the proposed transaction. STOCKHOLDERS OF USG ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, http://www.sec.gov, and USG’s website, www.usg.com, and USG stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from USG. In addition, the documents (when available) may be obtained free of charge by a request in writing to USG at 550 West Adams Street, Chicago, Illinois 60661-3676, attention: Corporate Secretary.

Participants in Solicitation

USG and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of USG common stock in respect of the proposed transaction. Information about the directors and executive officers of USG is set forth in the proxy statement for USG’s 2018 annual meeting of stockholders, which was filed with the SEC on March 29, 2018, USG’s proxy supplement, which was filed with the SEC on April 20, 2018, and in USG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on February 14, 2018. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Gebr. Knauf KG, Am Bahnhof 7, 97346 Iphofen, Sitz: Iphofen, Registergericht: Würzburg: HRA 2771